Exhibit 10.14

Employment Arrangement with Nancy Koenig, Executive Vice President—Operations

Name and Position	Salary	Annual Cash Bonus	Perks		Severance (for termination without cause)
Nancy Koenig, Executive Vice President - Operations	$200,000	50%	1.	Health club membership	1.	Discretionary up to 12 months
			2.	Annual education allowance of $10,000	2.	Discretionary health benefits up to 12 months.
			3.	$3,000 reimbursement for professional fees